Registration No. 333-______
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                      State Financial Services Corporation
             (Exact name of registrant as specified in its charter)

              Wisconsin                                       39-1489983
    (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                      Identification No.)

           10708 W. Janesville Road
           Hales Corners, Wisconsin                                  53130
   (Address of principal executive offices)                        (Zip Code)

   State Financial Services Corporation 1998 Stock Incentive Plan, as amended
                            (Full title of the plan)

            Michael J. Falbo
  President and Chief Executive Officer                   Copy to:
  State Financial Services Corporation
        10708 W. Janesville Road                       Ulice Payne, Jr.
     Hales Corners, Wisconsin 53130                     Foley & Lardner
             (414) 425-1600                         777 East Wisconsin Avenue
   (Name, address and telephone number,             Milwaukee, Wisconsin 53202
including area code, of agent for service)              (414) 271-2400

                     CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- -------------------
                                                      Proposed               Proposed
       Title of                 Amount                 Maximum                Maximum
   Securities to be              to be             Offering Price       Aggregate Offering        Amount of
      Registered              Registered            Per Share (1)            Price (1)         Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- -------------------
Common Stock,                   325,000                $13.00               $4,225,000             $1,056.25
$.10 par value                  shares
------------------------ ---------------------- ---------------------- ---------------------- -------------------
Preferred Share                 325,000                  (2)                    (2)                  (2)
Purchase Rights                 rights
------------------------ ---------------------- ---------------------- ---------------------- -------------------
(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, this
      Registration Statement also covers an indeterminate number of additional shares of Common Stock (and related Preferred Share Purchase Rights) that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the anti-dilution provisions of the 1998
      Stock Incentive Plan, as amended.
(2)   Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for State Financial Services
      Corporation Common Stock as reported on The Nasdaq Stock Market on August
      6, 2001.
(3)   The value attributable to the Preferred Share Purchase Rights is reflected in the market price of the Common Stock to which the rights are attached.

                              STATEMENT PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8

      The purpose of this Registration Statement is to register 325,000 additional shares of Common Stock, $.10 par value per share ("Common Stock"), and associated Preferred Share Purchase Rights, of State Financial Services Corporation (the "Company") in connection with the State Financial Services Corporation 1998 Stock Incentive Plan, as amended.

      Pursuant to General Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 (Reg. No. 333-69565), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

      The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hales Corners, State of Wisconsin, on July 31, 2001.

                                     STATE FINANCIAL SERVICES CORPORATION


                                     By: /s/ Michael J. Falbo
                                        ----------------------------------------
                                         Michael J. Falbo
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Michael J. Falbo and Timothy L. King, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

             Signature                   Title                       Date


/s/ Michael J. Falbo               President, Chief Executive      July 31, 2001
--------------------------         Officer (Principal Executive
Michael J. Falbo                   Officer) and Director


/s/ Timothy L. King                Senior Vice President           July 31, 2001
--------------------------         and Chief Financial Officer
Timothy L. King                    (Principal Financial and
                                   Accounting Officer)


/s/ Jerome J. Holz                 Director                        July 31, 2001
--------------------------
Jerome J. Holz

             Signature                   Title                       Date

/s/ Richard A. Horn
--------------------------         Director                        July 31, 2001
Richard A. Horn


/s/ Thomas S. Rakow                Director                        July 31, 2001
--------------------------
Thomas S. Rakow


/s/ Ulice Payne, Jr.               Director                        July 31, 2001
--------------------------
Ulice Payne, Jr.


/s/ David M. Stamm                 Director                        July 31, 2001
--------------------------
David M. Stamm


/s/ Barbara E. Weis                Director                        July 31, 2001
--------------------------
Barbara E. Weis

                                  EXHIBIT INDEX

                      STATE FINANCIAL SERVICES CORPORATION
                      1998 STOCK INCENTIVE PLAN, AS AMENDED


    Exhibit No.                         Exhibit
    ----------                          -------


       (4.1) State Financial Services Corporation 1998 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.14 to State Financial Service
                      Corporation's Annual Report on Form 10-K for the year ended December 31, 1999)

       (4.2) Rights Agreement, dated as of July 27, 1999, between State Financial Services Corporation and Firstar Bank, N.A. (incorporated by reference to Exhibit 4.1 to State Financial Services Corporation's Registration Statement on Form 8-A, dated as of July 27, 1999)

       (5)            Opinion of Foley & Lardner

       (23.1)         Consent of Ernst & Young LLP

       (23.2)         Consent of KPMG LLP

       (23.3)         Consent of Foley & Lardner (contained in Exhibit 5 hereto)

       (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)



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